EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of August 24, 2017 by and between CSA Holdings, Inc., a Nevada corporation (the “Corporation”) and Emil Assentato, an individual (the “Purchaser”).

WHEREAS, the Purchaser is a current shareholder of the Corporation having beneficial ownership of greater than 10% of the Corporations outstanding shares of common stock.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and conditions contained herein the parties agree as follows:

1. Purchase. The Purchaser hereby purchases, and the Corporation hereby sells to the Purchaser, Ten Million Seven Hundred Fifty-Six Thousand Five Hundred Twenty-Eight (10,756,528) shares of the Corporation’s common stock, par value $0.001, (the “Shares”) for an aggregate purchase price of Three Hundred Thousand Dollars ($300,000.00) (the “Purchase Price”).

2. Consideration. The Purchase Price shall be paid as follows:

(a) Purchaser shall pay $100,000 of the Purchase Price in immediately available funds to the Corporation upon or prior to execution of this Agreement; and

(b) Purchaser has paid and Corporation acknowledges that it has received $200,000 of the Purchase Price.

3. Securities Law Compliance.

3.1 Exemption From Registration. The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued to the Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act based on the representations and warranties made by the Purchaser herein.

3.2 Restricted Securities.

(a) The Purchaser hereby confirms that the Purchaser has been informed that the Shares are “restricted securities” under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Purchaser hereby acknowledges that the Purchaser is prepared to hold the Shares for an indefinite period of time.

(b) The Purchaser is aware of the adoption of Rule 144 by the Commission, promulgated under the 1933 Act (“Rule 144”), which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things, the following: (i) the availability of certain current public information about the issuer; (ii) the sale being through a broker in an unsolicited “broker’s transaction”; and (iii) the amount of securities being sold during any three (3) month period not exceeding specified limitations. The Purchaser is aware that Rule 144 is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act. The Purchaser further represents that the Purchaser understands that at the time the Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market exists for the common stock, the Corporation may not satisfy the current public information requirement of Rule 144 or other conditions under Rule 144 which are required of the Corporation. As a result of the foregoing, the Purchaser understands that the Purchaser may be precluded from selling the Shares under Rule 144.

(c) The Purchaser represents that (i) prior to acquisition of the Shares, the Purchaser acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares; (ii) the Purchaser has such knowledge and experience in financial and business matters as to make the Purchaser capable of evaluating the risks of the prospective investment and to make an informed investment decision; and (iii) the Purchaser is able to bear the economic risk of the Purchaser’s investment in the Shares.

4. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by registered or certified mail, postage prepaid, addressed to the recipient at the last known address of the recipient. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.

5. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

6. Integration. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

7. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

CORPORATION: CSA Holdings, Inc. a Nevada corporation

By: /s/ Tom Siciliano Name: Tom Siciliano Title: President

PURCHASER:

/s/ Emil Assentato Emil Assentato

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